CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form N-6 of  our report dated April 25, 2016 relating to the financial statements of Transamerica Corporate Separate Account Sixteen and to the use of our report dated April 25, 2016 with respect to the financial statements of Transamerica Life Insurance Company, which appear in such Registration Statement.  We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Chicago, Illinois
 April 27, 2016